Joint Filer Information

NAME: Michael Zimmerman
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ADDRESS:  623 Fifth Avenue, 32nd Floor
-------   New York, New York 10022

DESIGNATED FILER: Prentice Capital Management, LP
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ISSUER: Russ Berrie Company, Inc.
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DATE OF EVENT REQUIRING STATEMENT: August 4, 2006
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SIGNATURE:
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/s/ Michael Zimmerman
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Michael Zimmerman